Exhibit 10.2

EIGHTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Eighth Amendment to Construction Loan Agreement is dated as of the 30th day of June, 2006, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, BANK and BORROWER executed a Construction Loan Agreement dated as of September 25, 2000 (the Construction Loan Agreement, together with all amendments thereto is herein called the “AGREEMENT”);

WHEREAS, BORROWER’s only members are Lake Area Corn Processors, LLC (“LACP”) and Jeff Broin, Rob Broin, Todd Broin, Lowell Broin and Judy Broin (collectively “the BROINS”);

WHEREAS, BORROWER has requested, and BANK has agreed to make available to BORROWER, a $19,100,000.00 loan which BORROWER will loan to LACP to purchase the BORROWER’s units owned by the BROINS (“MEMBER LOAN”);

WHEREAS, BORROWER and BANK agree the MEMBER LOAN is hereby included in the definition of OBLIGATIONS and is subject to all terms and conditions of the AGREEMENT;

WHEREAS, the parties desire to further amend the AGREEMENT,

Now, therefore, for valuable consideration, receipt and adequacy of which is acknowledged, the parties agree as follows:

1.             All capitalized terms herein that are not otherwise defined shall have the meanings assigned to them in the AGREEMENT. Any requirements, covenants and obligations of BORROWER pursuant to the AGREEMENT with regard to the CONSTRUCTION LOAN also apply to the TERM NOTES, REVOLVING LOAN and MEMBER LOAN.

2.             Section 1.16 of the LOAN AGREEMENT is hereby amended to read, effective immediately:

1.16         “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to TERM NOTE 2 and TERM NOTE 5, September 1, 2011; as to the REVOLVING NOTE, April 20, 2007; as to the MEMBER NOTE, the earlier of LACP’s resale of the units it purchases from the BROINS or 120 days from the date of this Amendment; (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

3.             Section 1.28 of the LOAN AGREEMENT is hereby amended to read, effective immediately:

1.28         “WORKING CAPITAL” means current assets (less investments in or other amounts due from any member, employee or any other person or entity related to or affiliated with the BORROWER and prepayments) less current liabilities (less any portion of such current liabilities that constitute debt that is expressly subordinated to the BANK in a writing acceptable to the BANK or the MEMBER LOAN) plus the amount available to BORROWER for drawing under TERM NOTE 5.

4.             Effective immediately, an additional paragraph shall be added to the AGREEMENT, following existing paragraph 1.30, which additional paragraph shall read:

1.31 “MEMBER NOTE” means that promissory note of BORROWER to BANK evidencing the member loan described in Section 2.3.2 of this AGREEMENT, its renewals, modifications and extensions.

5.             Effective immediately, additional paragraphs shall be added to the AGREEMENT, following existing paragraph 2.3, such additional paragraphs shall read:

2.3.1 MEMBER LOAN.  BANK agrees to lend $19,100,000.00 to BORROWER pursuant to this facility which BORROWER will in turn loan to LACP, it majority member, to purchase the units owned by the BROINS, the minority members.

2.3.2 THE MEMBER NOTE. The LOAN COMMITMENT shall be evidenced by a MEMBER NOTE, in the form attached hereto as Exhibit 8-A. Principal and interest shall be payable according to the repayment schedule and interest rate accrual as described in the MEMBER NOTE. The balance will be due and payable on LOAN TERMINATION DATE.

6.             Effective immediately, Section 2.5 of the AGREEMENT is hereby replaced in its entirety as follows:

2.5           Fees. BORROWER agrees to pay BANK unused commitment fees equal to 37.5 basis points of the average unused portion of the REVOLVING LOAN and of TERM NOTE 5, each fee payable quarterly in arrears. In addition, BORROWER shall pay to the BANK upon execution of this AMENDMENT a commitment fee of $143,250.00, which fee BORROWER agrees and acknowledges has been earned by BANK.

7.             Effective immediately, an additional paragraph shall be added to the AGREEMENT, following existing paragraph 6.2.4, which additional paragraph shall read:

6.2.5  The BORROWER shall maintain a debt ratio measured at the end of each calendar month of no more than 1.50 : 10, for all periods following COMPLETION

DATE.  For purposes of this covenant, to determine such ratio, INDEBTEDNESS shall be compared to NET WORTH.

8.             BANK and BORROWER waive any prohibition to BORROWER lending funds to its members as it relates to the MEMBER LOAN identified herein. BANK further waives any violation of Section 6.4.5 and 6.4.10 of the AGREEMENT as it relates to LACP purchasing the units owned by the BROINS and subsequently selling such units.

9.             Section 6.4.12 of the AGREEMENT is hereby amended to read, effective immediately:

6.4.12  Make or pay, without the prior written consent of BANK, in any fiscal year, distributions to members or shareholders of the BORROWER except as provided in this paragraph.  BORROWER may make distributions to members or shareholders of BORROWER if the following conditions are met:

i.              The MEMBER LOAN has been repaid in full to the BANK.

ii.             At the time of, and immediately after, a distribution BORROWER must be in compliance with each of the OBLIGATIONS and covenants set forth in this AGREEMENT.

iii.            Any such distributions shall be made based upon the most current financials statements furnished by BORROWER to BANK, as well as the most recent compliance statements are required herein, and only on the additional condition that BORROWER retains a minimum of $1,000,000 of available cash following any such distributions.

iv.            In such events, BORROWER may distribute up to 100% of EXCESS CASH FLOW, if after such distribution, NET WORTH equals more than 55% of BORROWER’s Total Assets.  BORROWER may distribute up to 75% of EXCESS CASH FLOW, if after such distribution, NET WORTH equals between 45% and 55% of BORROWER’s Total Assets.  If any distribution or distributions by BORROWER result in NET WORTH being less than 55% of BOWRROWER’s Total Assets following such distribution, BORROWER shall provide prompt notice of such fact to BANK.  After notice to BANK, and receipt of BANK’S approval, not to be unreasonably withheld, BORROWER may distribute up the aggregate of 50% of EXCESS CASH FLOW in multiple distributions up to four times per calendar year, if after such distribution(s), NET WORTH equals less than 45% of BORROWER’s Total Assets.

10.           BORROWER has had all of its members acknowledge and consent to this Amendment.

11.           BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5. of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

12.           This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of each instrument or agreement, taken together, shall constitute but one and the same instrument.

13.           Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers or managers thereunto duly authorized, as of the date first above written.

Dakota Ethanol, L.L.C.		First National Bank of Omaha
By:	/s/Brian Woldt	By:	/s/Chris M. Reiner
Name:	Brian Woldt	Name: Chris M. Reiner
Title:	Chairman	Title: Commercial Loan Officer

NOTARY ACKNOWLEDGMENT

STATE OF South Dakota	)
) ss.
COUNTY OF Lake	)

On this 30 day of June 2006, before me, the undersigned, a Notary Public, personally appeared Brian Woldt, the Chairman of Dakota Ethanol, L.L.C., who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the company.

/s/Alan E. May
Notary Public

Exhibit 8-A
Member Note

MEMBER NOTE

Note Date: June 30, 2006	$19,100,000.00
Maturity Date: October 28, 2006

FOR VALUE RECEIVED, DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”), promises to pay to the order of First National Bank of Omaha (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Nineteen Million One Hundred Thousand and 00/100 Dollars ($19,100,000.00), or the amount shown on the BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of September 25, 2000, (the Construction Loan Agreement, together with all amendments thereto is called the “AGREEMENT”). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue at the BASE RATE in effect from time to time until maturity (the “RATE”), and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise. For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its “National Base Rate”.

Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REPAYMENT TERMS. Interest on the outstanding principal balance shall be due and payable monthly, in arrears, with the first payment commencing on July 30, 2006. Principal and any outstanding interest shall be due and payable upon the earlier of (i) Lake Area Corn Processors, LLC reselling the units purchased from BORROWER’s minority members; or (ii) 120 days from the Note Date identified above.

PREPAYMENT. The BORROWER may prepay this promissory note in full or in part at any time. Such prepayment shall not excuse the BORROWER from making subsequent payments provided for herein until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. The AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above. This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

DAKOTA ETHANOL, L.L.C.

By:	/s/Brian Woldt
Name:	Brian Woldt
Title:	Chairman

STATE OF South Dakota	)
) ss.
COUNTY OF Lake	)

On this 30 day of June, 2006, before me, the undersigned, a Notary Public, personally appeared Brian Woldt the Chairman of Dakota Ethanol, L.L.C., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the Company.

/s/Alan E. May
Notary Public

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